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                                                                   EXHIBIT 10.23

                         PARTICIPATION RIGHTS AGREEMENT


          PARTICIPATION RIGHTS AGREEMENT, dated as of July 23, 1998, by and among BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC., a Delaware corporation (the "COMPANY"), THE PRUDENTIAL INSURANCE COMPANY OF AMERICA (the "PURCHASER") and the holders of the Company's common stock, par value $0.00001 per share (the "COMMON STOCK") listed in Schedule I attached hereto (each a "STOCKHOLDER" and collectively the "STOCKHOLDERS").

     1. Background; Term. The Company and the Purchaser have entered into a Subordinated Note and Warrant Purchase Agreement (the "PURCHASE AGREEMENT"), dated as of the date hereof, pursuant to which the Company has agreed, among other things, to issue and sell its Common Stock Purchase Warrants (the "WARRANTS"), evidencing rights to purchase an aggregate of [3,165,396] shares (subject to adjustment as provided therein) of Common Stock. This Agreement shall become effective upon the issuance of such Warrants and shall terminate
(i) with respect to shares of Common Stock issued upon the exercise of the Warrants, three years after the issuance of such shares, and (ii) with respect to any other shares of Common Stock or Common Stock Equivalents, three years after the issuance thereof.

     2.  Transfers of Common Stock.

     2.1 Rights of Participation.

          (a) Participation Offer. Except as provided in Section 2.1(c), if any Stockholder or any Affiliate thereof (other than the Company or a Subsidiary), or if the Company, proposes to sell or otherwise transfer for value shares of the Common Stock or Common Stock Equivalents (each such Stockholder, each such Affiliate thereof and the Company being referred to herein as a "TRANSFEROR"), which shares of the Common Stock or Common Stock Equivalents:

               (i) in the case of any sale or other transfer for value by any Transferor other than the Company, together with all shares of the Common Stock or Common Stock Equivalents sold or otherwise transferred for value, whether in one transaction or in a series of related transactions, by such Transferor and all other Transferors (other than the Company), constitute at least 10% of the Fully Diluted Common Stock, or

               (ii) in the case of any sale or other transfer for value by any Transferor (including the Company), together with all shares of the Common Stock or Common Stock Equivalents sold or otherwise transferred for value, whether in one transaction or in a series of related transactions, by such Transferor and all other Transferors (including the Company), constitute at least 30% of the Fully Diluted Common Stock,
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     then such Transferor shall offer (the "PARTICIPATION OFFER") to include in the proposed sale or other transfer a number of shares of Common Stock or Common Stock Equivalents (regardless of whether such securities are of the same class being sold or otherwise transferred by the Transferor) designated by each Tagalong Holder, not to exceed, in respect of such Tagalong Holder, the number of shares equal to the product of (y) the aggregate number of shares of Common Stock or Common Stock Equivalents to be sold or otherwise transferred by the Transferor to the proposed transferee and (z) a fraction, the numerator of which shall be the number of shares of Fully Diluted Common Stock held by such Tagalong Holder and the denominator of which shall be the number of shares of Fully Diluted Common Stock held by the Transferor and all Tagalong Holders. The Transferor shall give written notice to each Tagalong Holder of the Participation Offer (the "PARTICIPATION OFFER NOTICE") at least 30 days prior to the proposed sale or other transfer. The Participation Offer Notice shall specify the proposed transferee, the number of shares of Common Stock or Common Stock Equivalents to be sold or otherwise transferred to such transferee, the amount and type of consideration to be received therefor, and the place and date on which the sale or other transfer is to be consummated.

          (b) Exercise. Each Tagalong Holder who wishes to include shares of Common Stock or Common Stock Equivalents in the proposed sale or other transfer in accordance with this Section 2.1 shall so notify the Transferor not more than 15 days after the date of receipt of the Participation Offer Notice. The Participation Offer shall be conditioned upon the Transferor's sale or other transfer of shares pursuant to the transactions contemplated in the Participation Offer Notice with the transferee named therein. If any Tagalong Holder or Holders have accepted the Participation Offer, the Transferor shall reduce to the extent necessary the number of shares it otherwise would have sold or transferred in the proposed sale or other transfer so as to permit such Tagalong Holder or Holders to sell or otherwise transfer the number of shares that it or they are entitled to sell or otherwise transfer under this Section 2.1, and the Transferor and such Tagalong Holder or Holders shall sell or otherwise transfer the number of shares specified in the Participation Offer to the proposed transferee in accordance with the terms of such sale or other transfer set forth in the Participation Offer Notice.

          (c) Excepted Transfers. Section 2.1(a) and Section 2.1(b) shall not apply to any sale pursuant to a public offering registered pursuant to the Securities Act, any sale pursuant to Rule 144 under the Securities Act (as such rule may be amended from time to time) or to any sale or other transfer for value by a Transferor (other than the Company or a Subsidiary) to an Affiliate thereof (other than the Company or a Subsidiary) or to any sale or other transfer for value by the Company as consideration for the acquisition of a business or property.

          2.2 Restrictive Legend. Contemporaneously with the execution and delivery of this Agreement, each certificate representing shares of presently outstanding Common Stock held by a Stockholder shall be stamped or otherwise

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imprinted with a legend (or shall be exchanged for certificates bearing a legend) in substantially the following form:

     "The shares represented by this certificate are subject to certain restrictions set forth in a Participation Rights Agreement dated as of July 23, 1998 among the Corporation, The Prudential Insurance Company of America and the holders of the Corporation's outstanding Common Stock parties thereto, and such shares may not be transferred except in compliance with such restrictions. Such Participation Rights Agreement is on file at the office of the Corporation and a copy thereof will be furnished without charge to the holder of the shares represented by this certificate upon written request."

Each certificate issued upon the direct or indirect transfer of any such outstanding Common Stock held by a Stockholder shall also be stamped or otherwise imprinted with the foregoing legend.

          2.3 Effect of Violation. Any purported transfer of Common Stock or Common Stock Equivalents which is not permitted by this Agreement or which is in violation of this Agreement shall be void and of no force and effect whatsoever.

     3.   Definitions.   As used herein, unless the context otherwise requires,
the following terms have the following respective meanings:

          Affiliate: (a) With respect to any Person, any other Person who, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person, and (b) with respect to any individual, any other individual who is related by blood, adoption or marriage or any trust of which such first-named individual is a settlor, trustee or beneficiary. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          Agreement: This Participation Rights Agreement, as the same may be amended from time to time.

          Common Stock: As defined in the introductory paragraph of this Agreement.

          Common Stock Equivalents:   All options, rights or warrants to
     purchase shares of Common Stock, all securities convertible into or exchangeable for shares of Common Stock, all shares of Common Stock into which shares of Common Stock of another class have been converted and all shares of stock or other securities of the Company into which Common Stock (or Common Stock Equivalents) have been converted.

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          Company:  As defined in the introductory paragraph of this Agreement.

          Fully Diluted Common Stock:   At any time, the then outstanding Common
     Stock plus (without duplication) all shares of Common Stock issuable, whether at such time or upon the passage of time or the occurrence of future events, upon the exercise, conversion or exchange of all then outstanding options, rights or warrants (including, without limitation, the Warrants) or securities convertible into or exchangeable for Common Stock.

          Participation Offer:   As defined in Section 2.1(a).

          Participation Offer Notice:   As defined in Section 2.1(a).

          Person: A corporation, an association, a partnership, a limited liability company, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

          Purchase Agreement:   As defined in Section 1.

          Purchaser:   As defined in the introductory paragraph of this
     Agreement.

          Required Holders: Any holder or holders of 66__% (by number of shares of Common Stock issued or issuable) of the Warrants or of Common Stock issued upon the exercise of Warrants.

          Securities Act:   The Securities Act of 1933, as amended, or any
     successor statute thereto.

          Stockholders:   The parties to this Agreement who are record or
     beneficial owners of any shares of Common Stock.

          Subsidiary:  As defined in the Purchase Agreement.

          Tagalong Holder: Any holder of (i) Warrants or (ii) Common Stock issued upon the exercise of Warrants.

          Transferor:   As defined in Section 2.1(a).

          Warrants:   As defined in Section 1.

     4. Agreement. A copy of this Agreement shall be filed with the permanent records of the Company and shall be kept at all times at the principal place of business of the Company.

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     5.   Further Assurances.   Each party agrees to do, or cause to be done,
such further acts and to execute and deliver, or to cause to be executed and delivered, such further agreements, instruments, certificates and other documents as may be necessary or appropriate to effectuate and carry out the purposes of this Agreement.

     6. Amendments and Waivers. This Agreement may be amended and the Stockholders and the Company may take any action herein prohibited or omit to perform any act herein required to be performed, only if the prior written consent of the Required Holders to such amendment, action or omission to act shall have been obtained.

     7. Notices. All notices or other communications provided for hereunder shall be in writing and sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (a) if addressed to a Tagalong Holder, addressed to such Tagalong Holder in the manner set forth in the Purchase Agreement, or at such other address as such Tagalong Holder shall have furnished to the other parties hereto in writing, (b) if addressed to the Company, addressed to it at 5151 San Felipe, Suite 450, Houston, Texas 77056,
Attention: Chief Financial Officer, or at such other address, or to the attention of such other officer, as the Company shall have furnished to the other parties hereto in writing, or (c) if to any Stockholder or any other Transferor (other than the Company), addressed to such Stockholder at its address set forth in Schedule I hereto, or at such other address as such party shall have furnished to the other parties hereto in writing.

     8. Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns. In the event that a Stockholder transfers any Common Stock or Common Stock Equivalents to an Affiliate (other than the Company), such Stockholder shall cause such Affiliate to comply with the terms of this Agreement. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the Purchaser shall also be for the benefit of and enforceable by any subsequent Tagalong Holder.

     9. Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

     10. Specific Performance. The parties hereto recognize and agree that money damages may be insufficient to compensate the Tagalong Holders for breaches by the Company or the Stockholders of the terms hereof and, consequently, that the equitable remedy of specific performance of the terms hereof will be available in the event of any such breach.

     11. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York.

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     12.  Counterparts.  This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

          [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW]

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          IN WITNESS WHEREOF, the parties have executed this Agreement, or caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, as of the date first above written.

                              BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.



                              By:
                                 ---------------------------------------
                                 Name:
                                 Title:



                              THE PRUDENTIAL INSURANCE COMPANY OF AMERICA



                              By:
                                 ---------------------------------------
                                 Name:
                                 Title:  Vice President



                              ---------------------------------------
                              Larry H. Ramming



                              ---------------------------------------
                              Raymond Henry



                              ---------------------------------------
                              Brian Krause



                              ---------------------------------------
                              Richard Hatteberg
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                              ---------------------------------------
                              Danny Clayton



                              ---------------------------------------
                              Thomas L. Easley
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                                                                      SCHEDULE I


                                  STOCKHOLDERS


Larry H. Ramming




Raymond Henry




Brian Krause




Richard Hatteberg




Danny Clayton




Thomas L. Easley